Exhibit 99.2
TRANSACTIONS IN UNITS DURING THE PAST SIXTY DAYS
BY THE REPORTING PERSONS
     The following table sets forth all transactions with respect to Units effected in the past sixty (60) days by any of the Reporting Persons inclusive of any transaction effected as of 5:30 p.m. Eastern Standard Time, on August 13, 2007.

Identity of Person	Transaction Dates	Units Acquired	Price Per Unit	Transaction Type

Trust Venture Company, LLC	6/28/07	2,415,854	$8.25	Tender Offer (1)

Trust Venture Company, LLC	7/3/07	2,900	$7.68	Open Market

Trust Venture Company, LLC	7/5/07	3,400	$7.99	Open Market

Trust Venture Company, LLC	7/6/07	2,900	$8.00	Open Market

Trust Venture Company, LLC	7/9/07	4,500	$8.17	Open Market

Trust Venture Company, LLC	7/10/07	1,900	$8.25	Open Market

Trust Venture Company, LLC	7/11/07	800	$8.25	Open Market

Trust Venture Company, LLC	7/18/07	4,900	$8.66	Open Market

Trust Venture Company, LLC	7/19/07	11,100	$8.86	Open Market

Trust Venture Company, LLC	7/20/07	8,899	$8.94	Open Market

Trust Venture Company, LLC	7/23/07	7,500	$8.99	Open Market

Trust Venture Company, LLC	7/24/07	1,800	$8.94	Open Market

Trust Venture Company, LLC	7/25/07	400	$9.00	Open Market

Trust Venture Company, LLC	7/26/07	9,250	$9.00	Open Market

Trust Venture Company, LLC	7/27/07	5,300	$9.00	Open Market

Trust Venture Company, LLC	7/30/07	14,900	$9.00	Open Market

Trust Venture Company, LLC	7/31/07	3,800	$8.99	Open Market

Trust Venture Company, LLC	8/1/07	11,400	$9.00	Open Market

Trust Venture Company, LLC	8/2/07	5,350	$8.78	Open Market

Trust Venture Company, LLC	8/3/07	25,000	$8.80	Open Market

Trust Venture Company, LLC	8/6/07	3,200	$8.65	Open Market

Trust Venture Company, LLC	8/7/07	8,900	$8.86	Open Market

Trust Venture Company, LLC	8/8/07	8,600	$8.90	Open Market

Trust Venture Company, LLC	8/9/07	12,099	$8.82	Open Market

Trust Venture Company, LLC	8/10/07	9,400	$8.85	Open Market

Trust Venture Company, LLC	8/13/07	11,800	$8.96	Open Market

(1)	Trust Venture purchased 2,415,854 Units through a tender offer that commenced on May 10, 2007 and expired at 12:00 midnight, New York City time, on June 28, 2007.